EXHIBIT 99.1

December 14, 2004

Dear Ptek Shareholder,

You may have heard the exciting news that Ptek Holdings is planning to change its name and transfer to the New York Stock Exchange® at the beginning of next year. We believe our new name, Premiere Global Services, Inc., better communicates our mission of providing business communications services to global enterprises. The name change and listing transfer will take place on January 3, 2005. At that time, our symbol will change to “PGI,” and you will be able to track our stock in the New York Stock Exchange listings in your local paper.

We believe a move to the New York Stock Exchange represents an important new chapter in the growth of our Company and communicates our strong conviction in its future. We also believe listing on the world’s largest, most visible exchange will benefit all our shareholders.

I truly appreciate your support and that of our 40,000 plus corporate accounts and 2,200 plus employees worldwide. I look forward to marking this important milestone together.

Here is a sneak-peek at our new logo:

Best regards,

Signature

Boland T. Jones

Chairman and Chief Executive Officer

If you have any questions or concerns, please fell free to contact our Director of Investor Relations, Sean O’Brien, at sean.obrien@ptek.com.